Exhibit 10.53

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is between SunOpta Inc. (such entity together with all past, present, and future parents, divisions, operating companies, subsidiaries, and affiliates are referred to collectively herein as “Company”) and George Miketa (“Employee”).

1.	EMPLOYMENT

This Agreement commences November 1, 2017 (“Effective Date”), and shall continue in effect until terminated by either party upon two month’s written notice. Employment during the course of the Agreement shall be on an “at-will” basis, meaning that either party has the right to terminate the agreement for any reason, or for no reason, upon two month’s written notice. The Company also has the right to terminate the Agreement immediately for Cause (as defined in Section 6 below).

2.	TITLE AND EXCLUSIVE SERVICES

(a)	Title and Duties. Employee’s title is Senior Vice President and Chief Customer Officer, and Employee will perform job duties that are usual and customary for this position.

(b)

Exclusive Services. Employee shall not be employed or render services elsewhere during the employment period; provided, however, that Employee may participate in professional, civic or charitable organizations so long as such participation is unpaid and does not interfere with the performance of Employee’s duties.

3.	COMPENSATION AND BENEFITS

(a)

Base Salary. Employee shall be paid an annualized salary of Three Hundred Seventy Thousand Dollars ($370,000.00) (“Base Salary”). The Base Salary shall be payable in accordance with the Company’s regular payroll practices and pursuant to Company policy, which may be amended from time to time. Employee’s performance and salary will be reviewed by the Company in July 2018 and then annually thereafter during the Company’s customary merit process.

(b)

Signing Bonus. The Company shall pay the Employee a lump sum cash signing bonus of $100,000 gross to be paid in the first pay period upon employment. If within 24 months of the Effective Date (i) Employee voluntarily terminates his employment with the Company or (ii) the Company terminates Employee for Cause, Employee will reimburse the Company for the signing bonus in its entirety.

(c)

Short Term Incentive. Eligibility for the annual Short-Term Incentive is based upon a fifty percent (50%) target of Employee’s Base Salary as of April 1 of each year and is pursuant to the terms of the Short-Term Incentive Plan Document which operates at the discretion of Company and its Board of Directors, and is not a guarantee of compensation. For the 2017 Short Term Incentive Plan year, Employee will be eligible for a prorated award calculated from the Effective Date.

(d)

Long Term Incentive. Employee is eligible for participation in the Long-Term Incentive Plan at a target of fifty percent (50%) of Employee’s Base Salary pursuant to the terms of the Long-Term Incentive Plan Document which operates at the discretion of Company and its Board of Directors, and is not a guarantee of compensation.

Initials:
Company: _____
Employee: _____

(e)

Equity Award. Employee will be awarded a one-time equity award of 17,500 Restricted Share Units in accordance with the Amended 2013 Stock Incentive Plan. The Restricted Share Units vest ratably over a three-year period from the award date. The award will be made within the first 30 days of employment.

(f)

Employment Benefit Plans. Employee may participate in all employee welfare benefit plans in which other similarly situated employees may participate, according to the terms of applicable policies and as stated in the Employee Benefits Guide. These benefits include but are not limited to medical, dental, vision, short term disability, long term disability, life insurance, 401(k) and the Employee Stock Purchase Plan.

(g)	Vacation. Employee is eligible for Paid Time Off of four weeks (160 hours) per calendar year, prorated as necessary, and subject to Company policy.

(h)

Expenses. Company will reimburse Employee for business expenses consistent with past practices, and pursuant to Company policy. Any reimbursement that would constitute nonqualified deferred compensation shall be paid pursuant to Section 409A.

(i)	Taxes and Deductions. Compensation pursuant to this section shall in all cases be less applicable payroll taxes and other deductions.

4.	NONDISCLOSURE OF CONFIDENTIAL INFORMATION

Company has provided and will continue to provide to Employee confidential information and trade secrets including but not limited to Company’s marketing plans, growth strategies, target lists, performance goals, operational and programming strategies, specialized training expertise, employee development, engineering information, sales information, client and customer lists, business and employment contracts, representation agreements, pricing and ratings information, production and cost data, compensation and fee information, strategic business plans, budgets, financial statements, technological initiatives, proprietary research or software purchased or developed by Company, content distribution, and other information Company treats as confidential or proprietary (collectively the “Confidential Information”). Employee acknowledges that such Confidential Information is proprietary and agrees not to disclose it to anyone outside Company except to the extent that: (i) it is necessary in connection with performing Employee’s duties; or (ii) Employee is required by court order to disclose the Confidential Information, provided that Employee shall promptly inform Company, shall cooperate with Company to obtain a protective order or otherwise restrict disclosure, and shall only disclose Confidential Information to the minimum extent necessary to comply with the court order. Employee agrees to never use trade secrets in competing, directly or indirectly, with Company. When employment ends, Employee will immediately return all Confidential Information to Company. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to the Employee; provided that, such disclosure is through no direct or indirect fault of the Employee or any person acting on the Employee’s behalf.

The terms of this Section 4 shall survive the expiration or termination of this Agreement for any reason.

5.	NON-COMPETITION AND NON-SOLICITATION

(a)

Employee will not at any time within the period of twelve (12) months following the earlier of the expiration of this Agreement or any termination of employment hereunder (i) either individually or in partnership, jointly or in conjunction with any person or persons as an employee, principal, agent, consultant, shareholder (except as a shareholder holding not more than five (5) percent of the outstanding shares from time to time from any class of shares of a publicly traded corporation) or in any other manner whatsoever carry on or be engaged in or concerned with or interested in, or advise, lend money to, guarantee the debts of or obligations of, or permit his name or any part thereof to be used or employed by or associated with, any person or persons engaged in or concerned with or interested in, any business with the same or substantially similar products or services to or competitive with the business of the Company, carried on during the course of your employment hereunder in the United States or Canada at the time of the termination of your employment hereunder; (ii) either directly or indirectly, by any means or in any capacity, approach, solicit or contact in the course of being engaged in a business competitive with the Company’s products or services any person solicited, serviced or contacted by you on behalf of the Company during your employment; and (iii) either directly or indirectly, by any means or in any capacity, interfere with the employment arrangements between the Company or any of its employees and will not in any way solicit, recruit, assist others in recruiting or hiring, or discuss employment or similar arrangements with any employees of the Company.

Initials:
Company: _____
Employee: _____

(b)

If any covenant or provision herein is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision and each covenant or provision is declared to be separate and distinct covenants. Employee hereby agrees all restrictions contained in this section are reasonable and valid and all defenses to the strict enforcement thereof by the Company are hereby waived. Employee further agrees that the covenants in this section shall not terminate upon the termination of employment hereunder and acknowledge that a violation of any of the provisions of this section will result in immediate and irreparable damage to the Company and agree that in the event of such violation, the Company, in addition to any other right of relief, shall be entitled to seek equitable relief by way of a temporary or permanent injunction and to such other relief that any court of competent jurisdiction may deem just and proper. If Employee is in breach of any such restrictions, the running of the period of such restrictions shall be stayed and shall recommence upon the date Employee ceases to be in breach thereof, whether voluntarily or by injunction.

(c)	The terms of this Section 5 shall survive the expiration or termination of this Agreement for any reason.

6.	TERMINATION.

 In the event Employee is involuntarily terminated without Cause (as defined hereafter), the Company Severance Pay Plan will apply; provided however, the minimum amount of severance paid will be 12 months. “Cause” shall mean (i) the commission of an act that constitutes a felony under the laws of the United States or any individual State or under the laws of a foreign country, (ii) the commission of an act of fraud, embezzlement, sexual harassment, dishonesty, theft, or an intentional act that results in a material loss, damage or injury to the Company; (iii) the commission of an act of moral turpitude which is materially injurious to the Company; or (iv) the failure of Employee to participate in the reasonable and lawful business activities of the Company in a manner consistent with his job duties, provided such failure continues for more than ten days after written notice to the Employee specifying such failure in reasonable detail.

7.	CONFLICTS OF INTEREST

 Employee acknowledges familiarity with Company policies on conflicts of interest, and warrants that Employee will fully comply with such policies. Employee shall certify compliance with the conflicts of interest policy from time to time as requested by the Company. Employee shall notify Company immediately in writing if there is any attempt to induce Employee to violate the conflicts of interest policy.

Initials:
Company: _____
Employee: _____

8.	INDEMNIFICATION

Company shall defend and indemnify Employee for acts committed in the course and scope of employment. Employee shall indemnify Company for claims of any type concerning Employee’s conduct outside the scope of employment, or the breach by Employee of this Agreement.

9.	DISPUTE RESOLUTION

(a)

Arbitration. This Agreement is governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. and evidences a transaction involving commerce. This Agreement applies to any dispute arising out of or related to Employee's employment with Company or termination of employment. Nothing contained in this Agreement shall be construed to prevent or excuse Employee from using the Company’s existing internal procedures for resolution of complaints, and this Agreement is not intended to be a substitute for the use of such procedures. Except as it otherwise provides, this Agreement is intended to apply to the resolution of disputes that otherwise would be resolved in a court of law, and therefore this Agreement requires all such disputes to be resolved only by an arbitrator through a final and binding individual arbitration proceeding and not by way of court or jury trial or class action. Such disputes include without limitation disputes arising out of or relating to interpretation or application of this Agreement, including the enforceability, revocability or validity of this Agreement or any portion of this Agreement. This Agreement also applies, without limitation, to disputes regarding the employment relationship, trade secrets, unfair competition, compensation, breaks and rest periods, termination, or harassment and claims arising under the Uniform Trade Secrets Act, Civil Rights Act of 1964, Americans With Disabilities Act, Age Discrimination in Employment Act, Family Medical Leave Act, Fair Labor Standards Act, Employee Retirement Income Security Act, and state statutes, if any, addressing the same or similar subject matters, and all other state statutory and common law claims (excluding workers compensation, state disability insurance and unemployment insurance claims). Claims may be brought before an administrative agency but only to the extent applicable law permits access to such an agency notwithstanding the existence of an agreement to arbitrate. Such administrative claims include without limitation claims or charges brought before the Equal Employment Opportunity Commission (www.eeoc.gov), the U.S. Department of Labor (www.dol.gov), the National Labor Relations Board (www.nlrb.gov), the Office of Federal Contract Compliance Programs (www.dol.gov/esa/ofccp). Nothing in this Agreement shall be deemed to preclude or excuse a party from bringing an administrative claim before any agency in order to fulfill the party's obligation to exhaust administrative remedies before making a claim in arbitration. Disputes that may not be subject to pre-dispute arbitration agreement as provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act (Public Law 111-203) are excluded from the coverage of this Agreement.

(b)

Injunctive Relief. A party may apply to a court of competent jurisdiction for temporary or preliminary injunctive relief in connection with an arbitrable controversy, but only upon the ground that the award to which that party may be entitled may be rendered ineffectual without such provisional relief.

(c)

This Section 9 is the full and complete agreement relating to the formal resolution of employment-related disputes. In the event any portion of this Section 9 is deemed unenforceable, the remainder of this Agreement will be enforceable.

Initials:
Company: _____
Employee: _____

(d)	This Section 9 shall survive the expiration or termination of this Agreement for any reason.

Employee Initials: __________	Company Initials: __________

10.	MISCELLANEOUS

This Agreement contains the entire agreement of the parties and supersedes any prior written or oral agreements or understandings between the parties. No modification shall be valid unless in writing and signed by the parties, relating to the subject matter of this Agreement, unless otherwise noted herein.

If any provision of this Agreement shall, for any reason, be held unenforceable, such unenforceability shall not affect the remaining provisions hereof, except as specifically noted in this Agreement, or the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

Company and Employee agree that the restrictions contained in Section 4 and 5 are material terms of this Agreement, reasonable in scope and duration and are necessary to protect Company’s Confidential Information, goodwill, specialized training expertise, and legitimate business interests. If any restrictive covenant is held to be unenforceable because of the scope, duration or geographic area, the parties agree that the court or arbitrator may reduce the scope, duration, or geographic area, and in its reduced form, such provision shall be enforceable. Should Employee violate the provisions of Sections 4 or 5, then in addition to all other remedies available to Company, the duration of these covenants shall be extended for the period of time when Employee began such violation until Employee permanently ceases such violation. Employee agrees that no bond will be required if an injunction is sought to enforce any of the covenants previously set forth herein.

The headings in this Agreement are inserted for convenience of reference only and shall not control the meaning of any provision hereof.

This Agreement shall be governed in all respects by the internal laws of the State of Minnesota without regard to conflict of law provisions. Each of the Employee and the Company hereby consents to the personal jurisdiction of the state and federal courts located in Hennepin County, Minnesota for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants. Any arbitration proceeding arising from or relating to this Agreement shall take place in Hennepin County, Minnesota.

(SIGNATURE PAGE TO FOLLOW)

Upon full execution by all parties, this Agreement shall be effective on the Effective Date in Section 1.

EMPLOYEE:

/s/ George Miketa	Date: October 16, 2017
George Miketa

Initials:
Company: _____
Employee: _____

COMPANY:

/s/ Jeff Gough	Date: October 16, 2017
Jeff Gough
Chief Human Resources Officer

Initials:
Company: _____
Employee: _____